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                                                                    EXHIBIT 10.1



                              EMPLOYMENT AGREEMENT


THIS EMPLOYMENT AGREEMENT ("Agreement") is made and entered into as of this_____day of _____________, 1999 by and between Allied Riser Operations Corporation, a Delaware corporation with its principal place of business at _______________, Texas (the "Employer") and ___________________, an individual residing at ____________________________________________("Executive").


                                    RECITALS


         WHEREAS, Employer desires to employ Executive, on an "at will" basis, upon the terms and conditions stated herein; and

         WHEREAS, in consideration for Executive's employment hereunder, Allied Riser Communications Corporation, a Delaware corporation ("ARCC", f/k/a Allied Riser Communications Holdings, Inc.), the parent of Employer sold to Executive certain Restricted Shares (as hereinafter defined); and has granted, or may grant, to Executive certain Stock Options (as hereinafter defined); and

         WHEREAS, in further consideration for Executive's employment hereunder, Executive has been granted certain pre-emptive rights pursuant to a subscription agreement with ARCC ("Subscription Agreement") and certain "tag along" rights to sell shares of common stock of ARCC pursuant to a stockholders" agreement "Stockholders' Agreement") by and among the holders of capital stock in ARCC; and

         WHEREAS, in connection with the Executive's employment and in accordance with the terms and conditions set forth herein, Employer and ARCC have agreed to provide Executive with certain vesting and other benefits relating to the Restricted Shares and/or Options held by Executive on the date of certain events (as hereinafter defined); and

         WHEREAS, Executive desires to be so employed by Employer upon such terms and conditions; and

         WHEREAS, Executive acknowledges and understands that during the course of his employment, Executive will become familiar with and/or create or develop certain confidential information of Employer which is exceptionally valuable to Employer which is exceptionally valuable to Employer and vital to the success of the Employer's business; and

         WHEREAS, Executive acknowledges that Employer would terminate or prohibit access to its Customers, employees and Confidential Information (as each term is hereinafter defined) in the absence of the restrictions and protections contained in the Subscription Agreement, which provisions are incorporated by reference into this Agreement; and

         WHEREAS, Employer and Executive desire to protect such business and Confidential Information from disclosure to third parties or its use to the detriment of Employer; and

         WHEREAS, Executive acknowledges that the likelihood of disclosure of such Confidential Information would be substantially reduced, and that legitimate business interests of Employer would be protected, if Executive refrains from competing with Employer and from soliciting its Customers and employees during the period described in the provisions incorporated by reference herein from the Subscription Agreement and/or Option Agreement(s), and Executive acknowledges the reasonableness and necessity of such restrictions and is willing to covenant that he will refrain from such actions;


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         NOW, THEREFORE, in consideration of the promises and of the mutual covenants and agreements hereinafter set forth, the parties hereto acknowledge and agree as follows:

1. EMPLOYMENT. Employer hereby agrees to employ Executive on an "at will" basis, and Executive hereby accepts employment, upon the terms and conditions set forth herein. During the period of Executive's employment by Employer, Executive shall diligently and faithfully perform the duties assigned to him from time to time by the Board of Directors of Employer. Executive agrees to devote his full business time, attention and energies to the diligent and satisfactory performance of his duties hereunder. Executive will not, during the term of his employment or during any period during which Executive is receiving payments pursuant to Section 6(d), engage in any activity which is intended to, or which Executive should have known was reasonably likely to, have an adverse affect on Employer's reputation, goodwill or business relationships or which is intended to, or which Executive should have known was reasonably likely to, result in economic harm to the Employer, or which, in the opinion of the Board of Directors, would conflict with or detract from Executive's capable performance of his duties hereunder


2. COMPENSATION. During the period of Executive's employment by Employer, Executive shall be entitled to receive the salary and bonus, if any, determined from time to time by the Board of Directors of Employer.

3.             RESTRICTED STOCK OWNERSHIP, STOCK OPTIONS AND VESTING.

         (a) Purchase of Restricted Shares. In connection with the execution of this Agreement, ARCC offered to sell, and Executive purchased the number of shares set forth opposite Executive's name on Schedule A hereto, newly-issued shares of common stock, par value $S0.0001 per share ("Common Stock") of ARCC, at a price of $0.0001 per share, rounded up to the nearest $0.01 ("Restricted Share Purchase Price"), which shares are restricted, non-transferable and subject to repurchase by Employer (the "Restricted Shares") until vested in accordance with Section 3(c). Executive is not and shall not be entitled to vote with respect to any of such unvested Restricted Shares.

         (b) Stock Options. In connection with Executive's employment, ARCC has granted, or may grant, to Executive options to purchase shares of Common Stock of ARCC ("Stock Options") pursuant to the ARCC Stock Option and Equity Incentive Plan (the "Plan") and associated Stock Option agreement documents (the "Option agreement(s)") which Stock Options shall be subject to the terms of the Plan and such restrictions, including vesting schedule, as shall be set forth in the Option Agreement(s).

         (c) Vesting. To the extent that Executive is employed by Employer, the Restricted Shares shall vest in Executive and the restrictions set forth in Section 3 (a) hereof and repurchase rights with resect to such Restricted Shares shall terminate at a rate of 2.083% of the restricted Shares per month for a period of 48 consecutive months, such that Executive shall be 100% vested in the Restricted Shares at the end of such 48 month period; Stock Options shall vest in accordance with the schedule set forth in the applicable Option Agreement(s); provided, however, that in the event that Executive's employment is terminated by the Company within 24 months following the date of this Agreement pursuant to Section 6(d), then Executive shall automatically, and without action on the part of Executive or Employer, vest in 50% of the Restricted shares and the Stock Options.

         (d)        Repurchase of Restricted Shares and Forfeiture of Options.
               In the event that Executive voluntarily terminates employment, or is terminated by Employer pursuant to Sections 6(a), 6(b), or 6(c) or is terminated by Employer pursuant to Section 6(d) at any time after 24 months following the date Executive commenced employment with Employer, then Executive shall be entitled to retain all Restricted Shares and Stock Options in which Executive has vested. In the event that Executive's employment is terminated within 24 months following the date of this Agreement pursuant to Section 6(d), then as provided in Section 3(c) hereof, Executive shall



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               immediately vest and be entitled to retain 50% of the Restricted
               Shares and Stock Options. In either case, pursuant to this Agreement and without further action by Executive, ARCC shall have the right to repurchase all unvested Restricted Shares upon payment to executive of an amount equal to the product of the Restricted Share Purchase Price multiplied by the number of unvested Restricted Shares and all unvested Stock Options shall be forfeited by Executive.

         (e)        Acceleration of Restricted Share and Stock Option Vesting.
               In the event of a Business Combination (as hereinafter defined) of Employer or ARCC prior to the termination or expiration of this Agreement, then notwithstanding the Restricted Share vesting schedule set forth in Section 3(c) hereof and the Stock Option vesting schedule set forth in the Option Agreement(s), all of the unvested Restricted Shares and Stock Options shall immediately vest and ARCC'S right of repurchase shall terminate. For purposes of this Agreement, a "Business Combination" shall mean a sale to an unaffiliated third party of at least a majority of the outstanding shares of Common Stock, a sale or transfer to an unaffiliated third party of the power to elect a majority of the members of the Board of Directors of Employer or ARCC, a sale to an unaffiliated third party of substantially all of the assets of Employer or ARCC, a merger or other consolidation transaction with an unaffiliated third party following which the ability to elect a majority of the members of the Board of Directors of Employer or ARCC or a majority of the voting power of the surviving corporation is not held by any party other than a holder of record prior to a public offering of the Company's common stock.

         (f) Subscription and Stockholder's Agreement. As a condition to the sale and issuance of the Restricted Shares, Executive shall be required to execute a Subscription Agreement and Stockholders' Agreement in substantially the forms attached hereto as Exhibits A and B, which Subscription Agreement contains certain pre-emptive rights for the benefit of Executive and certain restrictive covenants for the benefit of Employer and which Stockholder's Agreement contains certain restrictions on the ability of Executive to transfer or dispose of the Restricted shares and certain rights of Executive to sell all or a portion of the Restricted Shares in the event of certain sales of capital stock. The parties further agree that the vesting, repurchase and acceleration of vesting provisions contained in Section 3(c)(d) and(e) shall equally apply to any shares of Common Stock of ARCC acquired by Executive pursuant to the exercise of pre-emptive or other similar anti-dilution rights under Section 5 of the Subscription Agreement, such that Executive shall vest, on an identical pro rata basis, in the Restricted shares and any shares of Common stock acquired pursuant to the exercise of pre-emptive rights in order to preserve the intents the purposes of the parties in granting such pre-emptive or other anti-dilution rights prior to the complete vesting of the Restricted Shares.

4. CONFIDENTIAL INFORMATION; NON-COMPETITION AND NON-SOLICITATION COVENANTS. Executive hereby acknowledges and agrees that the restrictions set forth in Section 6- Covenants in Respect of Employment and Exhibit B to the Subscription Agreement, which provisions are incorporated by reference herein and made a part here of, are reasonable and necessary to protect the rights of Employer, which rights, the parties agree, are exceptionally valuable to Employer and vital to the success of the Employer's business.

5. CONTINUING OBLIGATIONS. The obligations, duties and liabilities of Executive pursuant to Section 6 - Covenants in Respect of Employment and Exhibit B to the Subscription Agreement are continuing, absolute and unconditional and shall remain in full force and effect as provided herein. If (i) Executive's employment hereunder is terminated pursuant to the provisions of Section 6(d), and (ii) Executive is receiving severance benefits pursuant to the provisions of Section 6(d), and
         (iii) Executive violates the provisions of Section 6 - Covenants in Respect of Employment and Exhibit B to the Subscription Agreement, then Executive agrees that he shall forfeit all rights to any unpaid portion of the severance benefits provided pursuant to Section 6(d). Employer may also exercise any additional remedies available to it under this Agreement, whether at law or in equity, upon any such violation.



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6.                  TERMINATION

         (a) Termination by Employer of Executive for Cause. Employer shall have the right to terminate Executive's employment at any time for "cause." For purposes hereof, "cause" shall mean that Executive has:

               (i) committed a breach of any material covenant, provision, term, condition, understanding or undertaking set forth in
                     Section 1 of this Agreement or in Section 6 - Covenants in respect of Employment or Exhibit B to the Subscription Agreement; or

               (ii) been convicted of, or plead nolo contendere to, a felony or crime involving moral turpitude; or

               (iii) committed an act of personal dishonesty or fraud in
                     connection with Executive's employment by the Employer; or

               (iv) committed an act involving willful misconduct or negligence on the part of Executive in connection with his employment by the Employer.

If Employer shall terminate Executive's employment pursuant to this Section 6(a) employer shall be obligated to pay to Executive the salary then in effect accrued up to and including the date on which Executive's employment is so terminated. Thereafter, Employer shall have no further obligation whatsoever to Executive.

         (b) Termination by Employer of Executive Because of Executive's Disability, Injury, or Illness. Employer shall have the right to terminate Executive's employment if Executive unable to perform the duties assigned to hem by the Employer because of Executive's disability, injury or illness; provided, however, that in the event of such disability, injury, or illness, Executive's inability to perform such duties must have existed for a total of six (6) months in any consecutive twelve (12) month period before such termination can be made effective. If Employer shall terminate Executive's employment pursuant to this Section 6(b) then Employer shall be obligated (i) to pay to Executive the salary then in effect payable to Executive pursuant to this Agreement, for a period of six (6) months following such termination of employment.

         (c)        Termination by Employer as a Result of Executive's Death.
               The obligations of Employer to Executive under this Agreement (except as provided in this Section 6(c)) shall automatically terminate upon Executive's death and Employer shall then only be obligated to pay to Executive's estate the salary then in effect through the date of Executive's death. Thereafter, the Employer shall have no further obligation whatsoever to Executive's estate.

         (d) Termination of Executive for Any Other Reason. Employer shall have the right to terminate Executive's employment for any other reason upon thirty (30) days prior written notice to Executive. If Executive's employment is terminated by the Employer for any reason other than the reasons set forth in Sections 6(a), 6(b) or 6(c) above, Employer shall be obligated to continue to pay to executive the salary then in effect for a period of six (6) months following such termination of employment.

         (e) Termination by Executive. Executive may resign and terminate his employment with employer for any reason whatsoever upon thirty (30) days prior written notice to the Employer. If Executive's employment is so terminated, Employer shall be obligated to continue to pay to Executive his then current salary payable to Executive, accrued up to and including the date on which Executive's employment is so terminated. Thereafter, Employer shall have no further obligation to Executive whatsoever pursuant to this Agreement.

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7.                  MISCELLANEOUS

         (a) Assignment. Executive and Employer acknowledge and agree that the covenants, terms and provisions contained in this Agreement constitute a personal employment contract and the rights of the parties hereunder cannot be transferred, sold, assigned, pledged or hypothecated, except that the rights and obligations of Employer under this Agreement may be assigned or transferred by Employer (i) to any affiliate of Employer, or (ii) pursuant to a sale of the business, merger, consolidation, share exchange, sale of substantially all of the assets or on-going business of the Employer, or other reorganization described in
               Section 368 of the Internal Revenue Code, or through liquidation, dissolution or otherwise, whether or not Employer is continuing entity, provided that the assignee, or transferee is the successor to all or substantially all of the assets or on-going business of Employer and such assignee or transferee assumes the rights and duties of the Employer, if any, as contained in this Agreement, either contractually or as a matter of law.


         (b) Entire Agreement. This Agreement, together with the Subscription Agreement and Stockholders' Agreement contains the entire agreement between the parties with respect to the subject matter hereof and may not be modified except in writing by he parties hereto; provided, however, that in the event of any conflict between the terms of this Agreement and the Subscription Agreement, the terms of this Agreement shall supersede and govern in all respects. Furthermore, the parties hereto specifically agree that all prior agreements, whether written or oral relating to Executive's employment by Employer shall be of no further force or effect form and after the date hereof.

         (c) Severability. If any restriction or limitation in this Agreement is deemed to be unenforceable, onerous, unduly restrictive or unreasonable as to scope, activity, territory or duration, by a court of competent jurisdiction, it shall not be stricken in its entirety and held totally void and unenforceable, but shall be deemed rewritten to the minimum extent possible in order to limit any restriction or limitation or other term to the minimum extent necessary in order to effectuate the intent of the parties and shall remain enforceable to the maximum extent permissible within reasonable bounds in order to effect such lesser restriction as such court shall deem reasonable. If any phrase, clause or provision of this Agreement is declared invalid or unenforceable by a court of competent jurisdiction, and such phrase, clause or revision is not capable of being rewritten pursuant to the foregoing sentence, then such phrase, clause or provision shall be deemed severed from this Agreement, but will not affect any other provisions of this Agreement, which shall otherwise remain in full force and effect.

         (d) Notices. Any notice, request or other communication required to be given pursuant to the provisions hereof shall be in writing and shall be deemed to have been given when delivered in person, or on the next succeeding business day after being delivered to a recognized overnight courier service, or five (5) days after being deposited in the United States mail, certified or registered, postage prepaid, return receipt requested and addressed to the party at its or his last known addresses. The address of any party may be changed by notice in writing to the other parties duly served in accordance herewith.

         (e) Waiver. The waiver by Employer or Executive of any breach of any term or condition of this Agreement shall not be deemed to constitute the waiver of any other breach of the same or any other term or condition hereof.

         (f) Governing Law. This Agreement and the enforcement thereof shall be governed and controlled in all respects by the laws of the State of Delaware and any litigation concerning this Agreement shall be before a court of competent jurisdiction sitting in the State of Delaware.



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         (g)        WAIVER OF JURY TRIAL. Each of the parties hereto hereby
               irrevocably waives any and all right to trial by jury in any legal proceeding arising out of or relating to the Agreement or the transactions contemplated hereby.

         (h) Consent to Jurisdiction and Service of Process. The parties hereto each hereby consent tot he jurisdiction of any state of Federal court located within the State of Delaware and irrevocably agree that all actions or proceedings arising out or relating to this Agreement connection with its respective properties, generally and unconditionally, the exclusive jurisdiction and venue of the aforesaid courts and waives any defense of forum non conveniens, and irrevocably agrees to be bound by any non-appealable judgment rendered thereby in connection with this Agreement.

               IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.



                                        EMPLOYER:
                                        ALLIED RISER OPERATIONS CORPORATION


                                        By:
                                           -------------------------------------

                                        Title:
                                              ----------------------------------

                                        HOLDINGS:
                                        ALLIED RISER COMMUNICATIONS CORPORATION


                                        By:
                                           -------------------------------------

                                        Title:
                                              ----------------------------------


                                        EXECUTIVE:


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                                   SCHEDULE A






























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